EXHIBIT 16.1

Letterhead of PricewaterhouseCoopers LLP

August 8, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Thornburg Mortgage, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A (Amendment No. 1) of Thornburg Mortgage, Inc. dated June 16, 2006. We agree with the statements concerning our Firm in such Form 8-K/A (Amendment No. 1).

Very truly yours,

/s/ PricewaterhouseCoopers LLP